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                                                                     EXHIBIT 11

PROVIDENT AMERICAN CORPORATION
COMPUTATION OF EARNINGS (LOSS) PER SHARE

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                                                                        Three Months Ended June 30,        Six Months Ended June 30,
(In thousands except per share data)                                      1997          1996                1997          1996
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
Primary Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                          $ (5,724)        $  (701)           $ (4,946)      $ 14,277
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WEIGHTED AVERAGE SHARES:
  Common stock                                                           10,071           9,435               10,068         9,296
  Common stock equivalents applicable to stock options and warrants            *               *                    *        1,515
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    Total                                                                10,071           9,435               10,068        10,811
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PRIMARY EARNINGS (LOSS) PER SHARE:                                      $ (0.57)        $ (0.07)           $   (0.49)     $   1.32
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Fully Diluted Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                          $ (5,724)        $  (701)           $ (4,946)      $ 14,277
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WEIGHTED AVERAGE SHARES:
  Common stock                                                           10,071           9,435               10,068         9,296
  Common stock equivalents applicable to stock options and warrants            *               *                    *        1,688
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    Total                                                                10,071           9,435               10,068        10,984
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                $ (0.57)        $ (0.07)           $   (0.49)     $   1.30
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*    Anti-dilutive; therefore effects have been excluded.